Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 22nd day of April, 2009 (the “Effective Date”) by and between PepperBall Technologies, Inc., a Colorado corporation (the “Company”), and the investors set forth on Schedule I attached hereto (each, an “Investor” and collectively, the “Investors”).

RECITAL

          WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, (i) an aggregate amount of up to $1,500,000, but no less than $750,000, of Convertible Promissory Notes (the “Notes”) which are convertible at the rate of $0.10 per share into approximately 1,000,000 shares of the Company’s Common Stock, no par value per share (the “Common Stock”) per $100,000 outstanding under the Notes, (ii) or at the option of the Investor shall be convertible into approximately 1,000,000 shares of the Company’s non-voting Series C Preferred Stock Common Stock, no par value per share (the “Preferred Stock”) per $100,000 outstanding under the Notes (collectively, the “Securities”).

AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. AUTHORIZATION AND SALE OF SECURITIES.

               1.1 Purchase and Sale of Securities. At the Closing, the Company shall sell to the Investors, and the Investors shall purchase from the Company, the Securities, in the denominations set forth on Schedule I, in minimum increments of $10,000, which may be reduced at the Company’s discretion, for aggregate proceeds to the Company of up to $1,500,000 (the “Purchase Price”), but in no event less than a total of $750,000.

               1.2 Closing. The closing of the purchase and sale of the Securities (the “Closing”) will take place at the offices of the Company on the Effective Date, or such other time and location determined by the Company and the Investors (the “Closing Date”). At the Closing: (i) the Company shall issue and deliver to the Investors duly executed Notes in the denominations set forth on Schedule I and in the form attached hereto as Exhibit A; and (ii) each Investor shall pay to the Company the applicable Purchase Price for the Securities to be purchased by such Investor in the amounts set forth on Schedule I by payment of check or wire transfer of same day funds to the Company.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Investors as of the date hereof and as of the Closing Date:

               2.1 Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement and the Notes, (collectively, the “Transaction Documents”), (ii) a material adverse effect on the business or financial condition of the Company or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”). The Company owns 100% of the outstanding capital stock of PepperBall – CA, Inc., a Delaware corporation, Vizer Group, Inc., a Colorado corporation (“Vizer”). Vizer owns 100% of the outstanding capital stock of Veritas Tactical, Inc. (“Veritas”).

               2.2 Authorization; Enforceability. The execution, delivery and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated thereby (including, but not limited to, the sale and delivery of the Notes and Warrants, and the subsequent issuance of the Common Stock (or Preferred Stock, as applicable) upon conversion of the Notes, the Common Stock upon conversion of the Preferred Stock have been duly authorized, and no additional corporate or stockholder action is required for the approval thereof. The Common Stock underlying the Notes, and the Common Stock underlying the Preferred Stock, as applicable (collectively, the “Conversion Shares”) have been duly reserved for issuance by the Company. This Agreement and the other Transaction Documents have been or, to the extent contemplated hereby or by the Transaction Documents, will be duly executed and delivered and constitute, or will constitute (as applicable), the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.

               2.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s Articles of Incorporation or Bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the cases of clauses (ii) and (iii), where such conflict, default or violation would not have or result in a Material Adverse Effect.

               2.4 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the Consent by Agility Capital, LLC to the Offering, which is expected to be provided upon the Investors execution of the Agility Subordination Agreement, (ii) a Form D and applicable state “Blue Sky” filings, (iii) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws and which will be timely made prior to the Closing Date.

               2.5 Issuance of the Securities. The Securities and the Conversion Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than any Liens created by or imposed on the holders thereof through no action of the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Securities and the Conversion Shares.

               2.6 Capitalization.

                    (a) The authorized and outstanding capitalization of the Company is as described on Schedule II attached hereto. The Company has not issued any capital stock since such filing. All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Company from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. All taxes required to be paid by the Company in connection with the issuance and any transfers of the Company’s capital stock have been paid. All securities of the Company have been issued in all material respects in accordance with the provisions of all applicable securities and other laws.

                    (b) No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except for outstanding Series A and Series B Preferred Shares and employee and director stock options under the Company’s equity compensation plans and other options and warrants totaling approximately the right to 7,740,000 common shares which would be issued upon their exercise, (ii) approximately 1,492,600 shares of Common Stock reserved for options that have not yet been granted, but have been authorized under the Company’s Plans, and (iii) such number of Common Shares issuable under the Existing Notes as herein defined, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock (“Common Stock Equivalents”). Except as provided under the terms of the Merger Agreement dated as of May 27, 2008 between the Company and PepperBall – CA, for the issuance of up to approximately 12,000,000 shares of Common Stock that would be issued to the common stockholders of pre-merger PepperBall – CA under an anti-dilution provision of the merger agreement between the two companies, the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

               2.7 Litigation. Except as disclosed in the Company’s public filings, specifically the Vahe’ and Sutton matters, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or result in a Material Adverse Effect. Neither the Company nor to the Knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the Knowledge of the Company, there has not been and there is not pending or contemplated, any investigation by the Securities and Exchange Commission involving the Company or any current or former director or officer of the Company.

               2.8 Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could have or result in a Material Adverse Effect.

               2.9 Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

               2.10 Intellectual Property.

                    (a) The Company, as further described in its public filings, to the best of its Knowledge has the right to use or is the sole and exclusive owner of all right, title and interest in and to all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Company (collectively, the “Rights”) and in and to each material invention, software, trade secret, technology, product, composition, formula and method of process used by the Company (the Rights and such other items, the “Intellectual Property”), and, to the Knowledge of the Company, has the right to use the same, free and clear of any claim or conflict with the rights of others.

                    (b) Except as disclosed in its public filings, no royalties or fees (license or otherwise) are payable by the Company to any Person by reason of the ownership or use of any of the Intellectual Property.

                    (c) Except as disclosed in its public filings, there have been no claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the best of the Knowledge of the Company, there are no reasonable grounds for any such claims.

                    (d) Except as disclosed in its public filings, the Company has not made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of the Knowledge of the Company, no reasonable grounds for such claims exist.

                    (e) Except as disclosed in its public filings the Company has not received notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor, severally and not jointly, hereby represents and warrants to the Company that:

               3.1 Authorization. The Investor is duly authorized to execute the Transaction Documents including this Agreement and when executed and delivered by the Investor, the Transaction Documents will constitute legal, valid, and binding obligations enforceable against the Investor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of the Investor.

               3.2 Investor Suitability.

                    (a) The Securities subscribed for hereby are being acquired by the Investor for his, her or its own account and for investment purposes only and not with a view to any resale or distribution thereof, in whole or in part, to others, and the Investor is not participating, directly or indirectly, in a distribution of such Securities and will not take, or cause to be taken, any action that would cause the Investor to be deemed an “underwriter” of such Securities as defined in Section 2(11) of the Securities Act of 1933, as amended (the “Act”).

                    (b) The Investor acknowledges that he, she or it has had the opportunity to seek business, financial, and legal advice as the Investor deems necessary in order to evaluate the merits and risks of purchasing the Securities.

                    (c) The Investor has had an opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company concerning the terms and conditions pursuant to which the offering of the Securities is being made and all material aspects of the Company and its proposed business, and any request for such information has been fully complied with to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

                    (d) The Investor is an “accredited investor” within the meaning of Rule 501 of the Act.

                    (e) The Investor is an investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company based upon (i) the information furnished to him, her or it by the Company; (ii) his, her or its personal knowledge of the business and affairs of the Company; (iii) such additional information as he, she or it may have requested and has received from the Company; and (iv) the independent inquiries and investigations undertaken by him, her or it.

                    (f) No person has given any information or made any representation not contained in any disclosure documents referred to above or otherwise provided to the Investor in writing by a person employed or authorized in writing by the Company. The Investor understands and agrees that any information or representation not contained therein must not, and will not, be relied upon and that nothing contained therein should be construed as legal or tax advice to the Investor.

                    (g) No person has made any direct or indirect representation or warranty of any kind to the Investor with respect to the economic return which may accrue to the Investor. The Investor has consulted with his, her or its own advisors with respect to an investment in the Company.

                    (h) All information, representations and warranties contained herein or otherwise given or made to the Company by the Investor in any other written statement or document delivered in connection with the transactions contemplated hereby are correct and complete as of the date of this Agreement and may be relied upon by the Company, and, if there should be any material change in such information prior to the Closing Date, the Investor will immediately furnish such revised or corrected information to the Company.

          4. CONDITIONS TO CLOSING.

               4.1 Payment of Purchase Price. On or before the Closing Date, the Investors shall deliver to the Company the Purchase Price in accordance with the provisions of Section 1 against delivery by the Company of the Securities.

               4.2 Issuance and Delivery of the Notes. On the Closing Date, the Company shall issue and deliver to the Investors duly executed Notes in the denominations set forth on Schedule I.

               4.3 Exchange of Outstanding Promissory Notes Due December 2009. As a condition of Closing the holders of approximately $2.2 in convertible notes plus any accrued interest to the Closing Date (Existing Notes”) shall, as of Closing, exchange such Existing Notes for 2009 Convertible Notes in the form of the Notes attached hereto at Exhibit A, except such Existing Notes shall not be entitled to any security interest, but all other terms and conditions shall be the same.

               4.4 Agility Consent to Offering. As a condition of Closing, the Company shall have received from Agility Capital, LLC, Agility’s consent to the Offering.

               4.5 Closing Date and Minimum Offering Amount. Closing Date of the initial minimum Offering amount of $750,000 shall be on or before March 31, 2009, which in the Company’s sole discretion and determination can be extended until April 10, 2009. To the extent that the Closing of the initial minimum Offering amount shall Close by such date or extended date, then the Offering may be extended in the Company’s sole discretion and determination for up to an additional thirty days.

               4.6 Terminated Closing. If the Company is unable to Close the Offering under the terms as described herein, any investment funds remitted by Investors, shall be returned to such Investors without interest and without reduction or set-off.

               4.7 Proceedings and Documents. All actions and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident thereto shall be reasonably satisfactory in form and substance to the Company, the Investors and their respective legal counsel, and the Company and the Investors shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

          5. ADDITIONAL AGREEMENTS OF THE PARTIES.

               5.1 No Material Non-Public Information. Neither the Company nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that will constitute material non-public information following the public announcement of this Closing and the related Common Stock financing. The Company understands and confirms that each Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company in accordance with applicable law following the public announcement of this Closing and the related Common Stock financing.

               5.2 Cooperation in Issuance of Securities. The parties agree and acknowledge that it is the desire of the Investors that to the extent possible under the then Rule 144 provisions, that the certificates to be issued in the event of a conversion of principal or interest under the Notes as provided for under Section 8 of the Note, would be issued as unrestricted, if then allowable for such a cashless conversion, or the Company would cooperate with the Investor to assist in securing such unrestricted (“freely tradable”) common shares as quickly as reasonably possible.

               5.3 Indemnification.

                    (a) Company Indemnification. The Company agrees to indemnify and hold harmless the Investors, their affiliates, each of their officers, directors, partners, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement or in any of the Transaction Documents; (ii) any breach of warranty or representation made by the Company in this Agreement or in any of the Transaction Documents (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

                    (b) Investor Indemnification. Each Investor, severally and not jointly, agree to indemnify and hold harmless the Company, its affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Investor of any covenant or agreement made by the Investor in this Agreement or in any of the Transaction Documents; (ii) any breach of warranty or representation made by the Investor in this Agreement or in any of the Transaction Documents; and (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

          6. MISCELLANEOUS.

               6.1 Survival of Representations and Warranties. The representations, warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the Closing Date for a period of one year.

               6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities or Conversion Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities or Conversion Shares, by the provisions hereof that apply to the “Investors.”

               6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

               6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

               6.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

               6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows:

If to the Investors, at:	The addresses set forth on Schedule I.

If to the Company, at:	PepperBall Technologies, Inc.
6142 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
Attn: President

or at such other address as any Investor or the Company may designate by giving 10 days advance written notice to all other parties.

               6.7 Finder’s Fees. Except for up to a 6% consulting fee payable by the Company to certain finder’s, including some who are Directors of the Company (other than Directors shall not be compensated for investments made directly or indirectly by themselves), each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. The Investors agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability) for which the Investors or any of their officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               6.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               6.9 Costs and Expenses. Each party to this Agreement shall be responsible for its own fees and expenses in connection with this transaction.

               6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company and (ii) Investors holding a majority of the principal amount of all outstanding Notes.

               6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

               6.12 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

               6.13 Further Assurances. From and after the date of this Agreement, upon the request of a majority of the Investors or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

               6.14 Defined Terms. The following terms shall have the following assigned meanings:

                    (a) “Knowledge”, with respect to the Company, means the actual knowledge of any director or executive officer of the Company without the requirement for inquiry or investigation.

                    (b) “Lien” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction, except for a lien for current taxes not yet due and payable and a minor imperfection of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

                    (c) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

               6.15 Mutual Drafting. This Agreement is the result of the joint efforts of the Company and the Investors, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the Effective Date.

THE COMPANY:
PEPPERBALL TECHNOLOGIES, INC.
By:	/s/ Chris Lewis
Name: Chris Lewis
Title: Assistant Secretary

INVESTORS:

Investor name: __________________________

By:____________________________________
Name:
Title:

Investor name: __________________________

By:____________________________________
Name:
Title:

Investor name: __________________________

By:____________________________________
Name:
Title:

Investor name: __________________________

By:____________________________________
Name:
Title:

Schedule I

Investor names, addresses and Securities purchased

Investor Names	Principal Amount of Promissory Notes
Name: Dr. Eric P. Wenaas Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$100,000
Name: John C. Stiska Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$100,000
Name: Dr. Jeffrey M. Nash Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$50,000
Name: Gregory Pusey Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$50,000
Name: Jeffrey G. McGonegal Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$25,000
Name: Sherman Family Trust Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$50,000

Name: Free Family Trust Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$100,000
Name: William C. Lusardi Family Trust Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$100,000
Name: The Page Trust Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$100,000
Name: James Mashburn IRA Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$50,000
Name: John Preis Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$50,000
Name: D. William and Edie H. Davis Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$25,000
Name: Conrad Sun Address Address City, State, Zip Tax ID #:________________ Fax #: ____________________	$25,000
Totals	$825,000

Schedule II

Capitalization

PepperBall Technologies, Inc.

Current Cap Table		Mkt Cap @

	# Outstanding	$ 0.10

Common shares	12,950,000	$1,295,000
Preferred share rights	4,270,000	$427,000

Total	17,220,000	$1,722,000

Pro Forma Cap Table				Pro Forma

			Dilutive	Total Shs. #
Offering at $1 million:		Offering #	Match #	O/S

	$0.10	10,000,000	10,000000	37,220,000

Offering at $1.5:

	$0.10	15,000,000	11,610,000	43,830,000

(All amounts exclude conversion rights of outstanding convertible notes and accrued interest)

(All amounts exclude options and warrants)